Exhibit 4.4

                               MAX RE CAPITAL LTD.
                              AMENDED AND RESTATED
                            2000 STOCK INCENTIVE PLAN


1.        Purpose.  The purpose of the Max Re Capita Ltd.  2000 Stock  Incentive
          -------
Plan (the "Plan") is to enhance the ability of Max Re Capital Ltd. (the "Company") and its subsidiaries to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in the Company parallel to that of the Company's shareholders.

2.        Definitions.
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               (a) "Award" shall mean an award determined in accordance with the terms of the Plan.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c)  "Cause"  shall  mean  (i) if a  Participant  is  party to an employment agreement or consulting or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein with respect to that Participant or (ii) if no such employment, consulting or similar agreement exists, it shall mean (A) a Participant's habitual drug or alcohol use; (ii) a Participant's conviction by a court of competent jurisdiction, or a pleading of "no contest" or guilty to a felony or the equivalent if outside the United States or any other crime involving fraud, dishonesty or moral turpitude; (iii) a Participant's engaging in fraud, embezzlement or any other misconduct with respect to the Company or its affiliates; (iv) a Participant's violation of any written Company policies or rules regarding conduct; or (v) a Participant's failure or refusal to perform his duties for the Company or a Subsidiary.

               (d) "Change in Control" shall mean (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company's outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company's outstanding securities or more than 50% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties. Notwithstanding the foregoing, no Change in Control shall be deemed to occur as a result of an Initial Public Offering of the Company or any necessary actions taken, as determined by the Board, in order to effectuate such Initial Public Offering.

               (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.


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


               (f) "Committee" shall mean (i) prior to an Initial Public Offering, and subject to the provisions of Section 4 hereof, the entire Board and (ii) subsequent to an Initial Public Offering, the Board or a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of Section 162(m) of the Code.

               (g) "Common Stock" shall mean the common stock, $ 1.00 par value per share, of the Company.

               (h) "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available); provided, however, that prior to an Initial
                                  --------   -------
Public Offering, Fair Market Value per share shall mean, as of any date, the fair market value on such date as determined in good faith by the Board, but shall be at least book value per share.

               (i) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

               (j) "Initial Public Offering" shall mean the consummation of the first public offering of the Company's Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by the Securities and Exchange Commission.

               (k) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

               (l) "Non-Employee Director" shall mean any member of the Board who is not an employee of the Company or any Subsidiary or is not directly nominated by a shareholder of the Company.

               (m) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

               (n) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

               (o) "Participant" shall mean an employee, consultant, service provider, or director of the Company or its Subsidiaries and any other individual who, will become an employee, consultant, service provider or director of the Company or it Subsidiaries after the date of grant, in either case, who is selected to participate in the Plan in accordance with Section 5.


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


               (p) "Subsidiary" shall mean any affiliate or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, such term
          --------   ----
shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          3. Shares  Subject to the Plan.  Subject to  adjustment  in accordance
             ---------------------------
with Section 17, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 2,000,000; provided, that, for purposes of this limitation, any shares subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall no longer be counted against any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Shares tendered by a Participant to pay all or part of the option price of an Option or to pay all or part of the taxes associated with the exercise of such Option or shares of Common Stock which are withheld upon exercise of an Option which would have otherwise been issued upon exercise of such Option shall be again available for issuance pursuant to Nonqualified Stock Options under the Plan. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any calendar year, Options to purchase more than 2,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

          4. Administration.
             --------------

               (a) The Plan shall be administered by the Board, unless and until the Board shall appoint a Committee to administer the Plan. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

               (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants,
(iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and
(v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

               (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

               (d) The Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.


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


               (e) Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

          5. Eligibility.  Individuals eligible to receive Awards under the Plan
             -----------
shall be the officers, other employees, consultants, service providers and directors of the Company and its Subsidiaries and such other individuals who will become employees, consultants, service providers or directors of the Company and its Subsidiaries after the date of grant, in either case, as selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 11 hereof.

          6. Awards.  Awards  under the Plan may consist of Options,  restricted
             ------
Common Stock, restricted Common Stock units, purchases, share awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

          7. Options.  Options may be granted under the Plan in such form as the
             -------
Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

               (a) Types of  Options  and  Limitation  on  Amount.  Each  Option
                   ----------------------------------------------
agreement shall state whether or not the Option will be treated as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries. No employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company and its Subsidiaries), will permit such employee to purchase stock that has an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000; provided, that, any Options granted in excess of
                                --------  ----
such amount shall automatically be deemed to be Nonqualified Stock Options.

               (b)  Option  Price.  The  purchase  price per share of the Common
                    -------------
Stock purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

               (c) Option Period.  The term of each Option shall be fixed by the
                   -------------
Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided, however, that in the case of
                                        --------   -------
Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.


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


               (d)  Exercisability.  Each Option shall vest at a rate determined
                    --------------
by the Committee at or subsequent to grant.

               (e) Method of Exercise.  Options may be exercised, in whole or in
                   ------------------
part, by giving written notice of exercise to the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option for at least six (6) months prior to exercise of the Options, or (c) following an Initial Public Offering, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods. A Participant's subsequent transfer or disposition on any shares acquired upon exercised on an Option shall be subject to any applicable U.S. or non-U.S. laws, specifically securities law.

          8.  Restricted  Stock.  The  Committee  may  from  time to time  award
              -----------------
restricted Common Stock under the Plan to eligible Participants. Restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the "Restricted Period") as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.

          Unless otherwise determined by the Committee, upon termination of a Participant's service relationship with the Company or any Subsidiary for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.

          Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a shareholder.

          If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

          The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in shares of Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

          9. Stock Purchases.  The Committee may authorize eligible  individuals
             ---------------
to purchase Common Stock in the Company at a price above, equal to or below the Fair Market Value of the shares at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose. The Company may


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

make loans available to eligible Participants in connection with the purchase of shares of Common Stock, as the Committee, in its discretion, may determine. The terms and conditions of any such loans shall be determined by the Committee, in its sole discretion.

          10.  Stock  Awards.   Subject  to  such   performance  and  employment
               -------------
conditions as the Committee may determine, awards of shares of Common Stock or awards based on the value of the shares of Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 10 and any shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of shares of Common Stock awards made under this Section 10 which are based on the value of shares of Common Stock may be made in shares or in cash or in a combination thereof (based upon the Fair Market Value of the shares on the date of payment), all as determined by the Committee in its sole discretion.

          11. Non-Employee Director Stock Options.
              -----------------------------------

               (a) Options. Nonqualified Stock Options to purchase 10,000 shares
                   -------
of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the shareholders approve the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. In addition, on the day after each annual meeting of shareholders, each Non-Employee Director serving at such time shall be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock.

               (b) Option  Price.  The  purchase  price for each Option  granted
                   -------------
under this Section 11 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

               (c) Exercisability. Each Option granted under Section 11(a) shall
                   --------------
become exercisable and vest at a rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant of such Option.

               (d) Method of Exercise. Each Option granted under this Section 11
                   ------------------
may be exercised in the same manner as provided in Section 7(e).

               (e) Option  Period.  Each Option  granted  under this  Section 11
                   --------------
shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

               (f) Termination of Director  Status.  In the event of termination
                   -------------------------------
of service as a director of the Company for any reason, any portion of an Option granted under this Section 11 that would have become vested following such termination of service shall automatically become vested and the Option (to the extent exercisable as of the date of termination), shall be exercisable by the director or any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution, for one (1) year following such termination (but in no event beyond the term of the Option), and shall thereafter terminate.


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


               (g) Except as expressly provided in this Section 11, any option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

          12. Change in Control. Upon the occurrence of a Change in Control, all
              -----------------
Options shall automatically become vested and exercisable in full and all restrictions, if any, on any Common Stock awards, restricted Common Stock, or restricted Common Stock units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

          13.  Withholding.  The Company shall have the right to deduct from any
               -----------
payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. At the discretion of the Committee, such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of
(a) and (b) above, shares of Common Stock shall be valued at their Fair Market Value. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of shares hereunder, shares of Common Stock with a Fair Market Value in excess of the Participant's required minimum withholding obligation.

          14. Nontransferability,  Beneficiaries. Unless otherwise determined by
              ----------------------------------
the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.

          15. No Right to  Employment.  Nothing  contained in the Plan or in any
              -----------------------
Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

          16.  Governmental  Compliance.  Each  Award  under  the Plan  shall be
               ------------------------
subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any U.S. or non-U.S. law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such


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

listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          17.  Adjustments.  In  the  event  of any  share  dividend  or  split,
               -----------
recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change or event, or any distribution to holders of the shares of Common Stock other than regular cash dividends, that results in a change in the outstanding shares of Common Stock, the number or kind of shares of Common Stock available for Options and Awards under the Plan shall be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares of Common Stock subject to any outstanding Awards granted under the Plan and the purchase price thereof shall be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

          18. Award  Agreement.  Each Award under the Plan shall be evidenced by
              ----------------
an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

          19. Amendment.  The Board may amend,  suspend or terminate the Plan or
              ---------
any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in
Section 17, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent.

          20. General Provisions.
              ------------------

               (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

               (b) All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares of Common Stock are then listed, and any applicable U.S. or non-U.S. securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable U.S. or non-U.S. securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

               (c) Following an Initial Public Offering, it is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

               (d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares subject to an Award until a certificate or certificates evidencing shares shall have been issued to the Participant and, subject to Section 17, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

               (e) The law of the State of New York shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

               (f) Where the context requires, words in any gender shall include any other gender.

               (g) Headings of Sections are inserted for convenience and reference, they do not constitute any part of this plan.

          21. Term of Plan. Subject to earlier  termination  pursuant to Section
              ------------
19, the Plan shall have a term of 10 years from its Effective Date.

          22. Effective Date;  Approval of  Shareholders.  The Plan is effective
               -----------------------------------------
upon shareholder approval at the Company's first annual meeting of shareholders ("Effective Date").

          23. Reloads.  The Committee may provide,  at or subsequent to the date
              -------
of grant of any Option (including without limitation Nonqualified Stock Options under Section 11 hereof), that in the event a Participant pays the option price of such option (in whole or in part) or satisfies his/her tax withholding obligations (in whole or in part) by tendering, Common Stock owned by the Optionee or having withheld Common Stock otherwise issuable upon exercise, such Participant shall automatically be granted a reload option for the number of shares of Common Stock used to pay the exercise price or otherwise withheld. The reload option shall be subject to the terms and conditions that the Committee will in its discretion provide, consistent with the terms of the Plan. The Committee may provide in any award agreement that if a reload option is granted as set forth above, one or more successive reload options will be automatically granted to an Optionee who pays all or part of the exercise price or satisfies his/her tax withholding obligations (in whole or in part) of any such reload option by tendering Common Stock owned by the Participant or having withheld Common Stock otherwise issuable upon exercise of such reload option.

          24. Shareholders Agreement. Prior to an Initial Public Offering, it is
              ----------------------
a condition to the exercise of any Option granted hereunder or any other Award granted hereunder that the Participant and any of his or her permitted transferees agree to be bound by the terms and conditions of the Company's shareholders agreement as it may be amended from time to time (the "Shareholders


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

Agreement"). In any event, any shares of Common Stock acquired with respect to any Award made hereunder shall be subject to the provisions of the Shareholders Agreement regarding restrictions on transfer and the right of certain shareholders to compel sale of shares of Common Stock. A copy of the Shareholders Agreement will be made available upon request.


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